Exhibit 99.1

Moatable Announced Resignation of Director

Phoenix, Arizona, April 15, 2024 — Moatable, Inc. (OTC Pink: MTBLY) (“Moatable” or the “Company”), which operates two US-based SaaS businesses, Lofty Inc.© and Trucker Path Inc.©, today announced that Mr. James Reed resigned from the Company's Board of Directors, effective on April 12, 2024. Mr. Reed resigned for personal reasons and not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

“On behalf of the Board of Directors, I would like to express my gratitude to Mr. Reed for his time and valuable contribution to Moatable over the past year," said Moatable's Chairman and Chief Executive Officer, Mr. Joseph Chen.

About Moatable Inc.

Moatable, Inc. (OTC Pink: MTBLY) operates several US-based SaaS businesses including Lofty and Trucker Path. Moatable’s American depositary shares, each of which currently represents forty-five Class A ordinary shares, trade on OTC Pink open market under the symbol “MTBLY”.

Forward-Looking Statements

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. Statements that are not historical facts, including statements about Moatable’s beliefs and expectations, including statements on making investments and operating businesses that generate long-term returns for investors, and expectations for future growth and innovation are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: Moatable’s goals and strategies; Moatable’s future business development, financial condition and results of operations; Moatable’s expectations regarding demand for and market acceptance of its services; Moatable’s plans to enhance user experience, infrastructure and service offerings. Further information regarding these and other risks is included in our annual report on Form 10-K for the year ended December 31, 2022 and other documents filed with the SEC. All information provided in this press release is as of the date of this press release, and Moatable does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Investor Relations Department

Moatable, Inc.

Email: ir@moatable.com

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